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                                                                   Exhibit 10.33

                               AGREEMENT OF LEASE


                                     BETWEEN


                       RECKSON OPERATING PARTNERSHIP, L.P.


                                       AND


                             TWIN LABORATORIES INC.

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                                TABLE OF CONTENTS

                                                                           PAGE


SPACE    .....................................................................1

TERM     .....................................................................1

RENT     .....................................................................3

USE      .....................................................................4

LANDLORD ALTERATION...........................................................5

SERVICES .....................................................................5

LANDLORD'S REPAIRS............................................................5


WATER SUPPLY..................................................................7

PARKING FIELD.................................................................7

DIRECTORY.....................................................................7

TAXES AND OTHER CHARGES.......................................................7

TENANT'S REPAIRS..............................................................9

FIXTURES & INSTALLATIONS.....................................................10

ALTERATIONS..................................................................10

REQUIREMENTS OF LAW..........................................................14

END OF TERM..................................................................17

QUIET ENJOYMENT..............................................................18

SIGNS    ....................................................................18

RULES AND REGULATIONS........................................................19

RIGHT TO SUBLET OR ASSIGN....................................................19

LANDLORD'S ACCESS TO PREMISES................................................24

SUBORDINATION................................................................25

PROPERTY LOSS, DAMAGE REIMBURSEMENT..........................................27




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TENANT'S INDEMNITY...........................................................27

DESTRUCTION - FIRE OR OTHER CASUALTY.........................................28

INSURANCE....................................................................30

EMINENT DOMAIN...............................................................33

NONLIABILITY OF LANDLORD.....................................................34

DEFAULT  ....................................................................35

TERMINATION ON DEFAULT.......................................................37

DAMAGES  ....................................................................38

SUMS DUE LANDLORD............................................................40

NO WAIVER....................................................................41

WAIVER OF TRIAL BY JURY......................................................41

NOTICES  ....................................................................42

INABILITY TO PERFORM.........................................................42

INTERRUPTION OF SERVICE......................................................43

CONDITIONS OF LANDLORD'S LIABILITY...........................................43

TENANT'S TAKING POSSESSION...................................................44

ENTIRE AGREEMENT.............................................................44

DEFINITIONS..................................................................45

PARTNERSHIP TENANT...........................................................45

SUCCESSORS, ASSIGNS, ETC.....................................................46

BROKER   ....................................................................46

CAPTIONS ....................................................................47

NOTICE OF ACCIDENTS..........................................................47

TENANT'S AUTHORITY TO ENTER LEASE............................................47

RENEWAL OPTION...............................................................47

ARBITRATION..................................................................49


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RIGHT OF FIRST OFFER.........................................................50

SCHEDULE "A".................................................................54

SCHEDULE "B".................................................................57

SCHEDULE "C".................................................................59

SCHEDULE "D".................................................................63

EXHIBIT 1....................................................................66

EXHIBIT 2....................................................................67

EXHIBIT 3....................................................................68


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         AGREEMENT OF LEASE, made as of this 16th day of January, 1998, between
RECKSON OPERATING PARTNERSHIP, L.P., a Limited Partnership, having its principal office at 225 Broadhollow Road, Suite 212 W, Melville, New York 11747-0983 (hereinafter referred to as "Landlord"), and Twin Laboratories Inc. a Utah corporation, having its principal place of business at 2120 Smithtown Avenue, Ronkonkama, New York (hereinafter referred to as "Tenant").


         WITNESSETH: Landlord and Tenant hereby covenant and agree as follows:


                                      SPACE


         1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space substantially as shown on the Rental Plan initialed by the parties and made part hereof as Exhibit "1" ("Demised Premises" or "Premises") located at 150 Vanderbilt Motor Parkway, Hauppauge, New York (hereinafter referred to as the "Building") which the parties agree contains 21,636 square feet in a Building containing 195,905 square feet which constitutes 11.04 percent of the area of the Building ("Tenant's Proportionate Share").


                                      TERM


         2. The term ("Term", "term" or "Demised Term") of this lease shall commence upon the execution of this lease. Subject to the provisions of this
Article 2, Tenant's obligation to pay Rent (as defined in Article 3 hereof) and all items of additional rent shall commence on April 16, 1998 (the "Rent Commencement Date"),so long as this lease is executed on or before January 16, 1998. If this lease is not executed on or before January 16, 1998, the Rent Commencement Date shall be postponed one day for each day after such date, until the lease is executed. The Term of this lease shall expire on the day preceding the day which is five (5) years and one (1) month after (a) the Rent Commencement Date, if such date is the first day of the first full calendar month or (b) the first day of the first full calendar month following the Rent Commencement Date, if such date is not the first day of a calendar month (the "Expiration Date").

                  If on the foregoing date specified for the Rent Commencement Date the Demised Premises shall not be "substantially completed" in accordance with Schedule A annexed hereto, then the Rent Commencement Date shall be postponed until the date on which the Demised Premises shall be "substantially completed" and the Term of this lease shall be extended so that the Expiration Date

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shall be five (5) years and one (1) month after the last day of the month in which the Rent Commencement Date occurs. In the event that the Rent Commencement Date is postponed hereunder Landlord shall provide Tenant with seven (7) days prior notice of substantial completion of the Demised Premises. "Substantially completed" as used herein is defined to mean when the only items to be completed are those which do not interfere with the Tenant's occupancy and substantially full enjoyment of the Demised Premises; but if Landlord shall be delayed in such "substantial completion" as a result of (i) Tenant's failure to furnish plans and specifications; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard or those specified in Schedule "A";
(iii) Tenant's changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant's failure to approve final plans, working drawings or reflective ceiling plans; then the commencement of the Term of this lease and the payment of rent hereunder shall be accelerated by the number of days of such delay. If Tenant makes a request for additional materials, finishes or installations as per (ii) above, Landlord shall use reasonable efforts to inform Tenant if same will cause delay hereunder within a reasonable amount of time after Tenant's request. Tenant waives any right to rescind this lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the Rent Commencement Date. Notwithstanding anything to the contrary herein, if the Demised Premises is not substantially completed at the expiration of seven (7) months from the Rent Commencement Date specified in the first paragraph of this Article, either party hereto shall have the right to terminate this lease by giving written notice thereof to the other party and thereupon the parties shall have no further obligation or liability to each other hereunder except that Landlord shall promptly refund to Tenant all amounts paid to Landlord for Rent and additional rent under the Lease. This obligation shall survive the expiration of the Lease. Landlord shall obtain a certificate of occupancy for the Landlord's Initial Construction and deliver a copy to Tenant. If Landlord does not obtain such certificate of occupancy within one hundred and eighty (180) days from the date the Premises are substantially completed, and Tenant is required to vacate the Premises by the governmental authority having jurisdiction over the Premises due to the lack of such certificate of occupancy, Tenant shall have the right to terminate this Lease by giving written notice thereof to the Landlord and thereupon the parties shall have no further obligation or liability to each other hereunder except that Landlord shall promptly refund to Tenant, the sum of $85,642.50 and all additional rent paid by Tenant for any period beyond the date the lease is terminated in accordance with Tenant's notice. This obligation shall survive the expiration of the Lease.


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         A "Lease Year" shall be comprised of a period of twelve (12)
consecutive months. The first Lease Year shall commence on the Rent Commencement Date but, notwithstanding the first sentence of this paragraph, if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall include the additional period from the Rent Commencement Date to the end of the then current month. Each succeeding Lease Year shall end on the anniversary date of the last day of the preceding Lease Year. For example, if the Rent Commencement date is January 1, 1997, the first Lease Year would begin on January 1, 1997, and end on December 31, 1997, and each succeeding Lease Year would end on December 31st. If, however, the Rent Commencement Date is January 2, 1997, the first Lease Year would end on January 31, 1998, the second Lease Year would commence on February 1, 1998, and each succeeding Lease Year would end on January 31st.

         Within five (5) business days after Landlord's delivery to Tenant of Landlord's standard Rent Commencement Date Certificate annexed hereto as Exhibit 3, Tenant will sign and return said Certificate to Landlord.


                                      RENT


         3. The annual minimum rental ("Rent" or "rent") is as follows:

During the first Lease Year, the Rent shall be $599,497.50, payable $128,463.75 for the first month and $42,821.25 for each of the second through twelfth months.

During the second Lease Year, the Rent shall be $530,325.36, payable in monthly installments of $44,193.78.

During the third Lease Year, the Rent shall be $547,372.32, payable in monthly installments of $45,614.36.

During the fourth Lease Year, the Rent shall be $565,015.80, payable in monthly installments of $47,084.65.

During the fifth Lease Year, the Rent shall be $583,276.80, payable $48,606.40. for each of the first through eleventh months and $5,785.15 for the twelfth month.

For the last month of the term, the rent shall be $7,360.17.

Tenant agrees to pay the Rent to Landlord, without notice or demand, in lawful money of the United States which shall be legal tender in payment of the debts and dues, public and private, at the time of payment in advance on the first day of each calendar month during the Demised Term at the office of the Landlord set forth on

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page 1 of this lease, or at such other place as Landlord shall designate, except that Tenant shall pay the first monthly installment on the execution hereof. Tenant shall pay the Rent as above and as hereinafter provided, without any set off or deduction whatsoever. Should the Rent Commencement Date be a date other than the first day of a calendar month, the Tenant shall pay a pro rata portion of the Rent on a per diem basis, based upon the fourth full calendar month of the first Lease Year, from such date to and including the last day of that current calendar month, and the first Lease Year shall include said partial month. The Rent payable for such partial month shall be in addition to the Rent payable pursuant to the Rent schedule set forth above.

Notwithstanding the foregoing, provided Tenant is not then in default under any provision of this lease, Tenant shall be relieved of its obligations to pay Rent for the third full calendar month of the first Lease Year of the Term of this lease.


                                       USE


         4. (A) Tenant shall use and occupy the Demised Premises only for general, executive and administrative offices and for no other purpose.

                  (B) Tenant shall not use or occupy, suffer or permit the Premises, or any part thereof, to be used in any manner which would in any way, in the reasonable judgment of Landlord, (i) violate any laws or regulations of public authorities; (ii) make void or voidable any insurance policy then in force with respect to the Building; (iii) impair the appearance, character or reputation of the Building; (iv) discharge objectionable fumes, vapors or odors into the Building, air-conditioning systems or Building flues or vents in such a manner as to offend other occupants. The provisions of this Section shall not be deemed to be limited in any way to or by the provisions of any other Section or any Rule or Regulation.

                  (C) The emplacement of any equipment which will impose an evenly distributed floor load in excess of 100 pounds per square foot shall be done only after written permission is received from the Landlord. Such permission will be granted only after adequate proof is furnished by a professional engineer that such floor loading will not endanger the structure. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's reasonable judgment to absorb vibration and noise and prevent annoyance or inconvenience to Landlord or any other tenants or occupants of the Building.


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                  (D) Tenant will not at any time use or occupy the Demised
Premises in violation of the existing certificate of occupancy (temporary or permanent) issued for the Building or portion thereof of which the Demised Premises form a part.


                               LANDLORD ALTERATION


         5. Landlord, at its expense, will perform the work and make the installations, as set forth in Schedule A annexed hereto and the Rental Plan annexed hereto as Exhibit 1, which work is sometimes hereinafter referred to as the "Landlord's Initial Construction".

                                    SERVICES

         6. Landlord, during the hours of 8:00 A.M. to 7:00 P.M. Monday through Friday ("Working Hours"), excluding legal holidays which include New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, shall furnish the Demised Premises with heat and air-conditioning in the respective seasons, and provide the Demised Premises with electricity for lighting and Tenant's usual office equipment as set forth in Schedule "C". Landlord may alter or amend the list of holidays provided herein so long as Landlord provides Tenant with prior written notice of same. Tenant, shall have the right to designate other hours, so long as the total hours per week do not exceed fifty-five (55). At any hours other than the aforementioned, such services will be provided at Tenant's expense in accordance with Schedule "C".


                               LANDLORD'S REPAIRS


         7. Landlord, at its expense, will make all the repairs to and provide the maintenance for the Demised Premises including the roof and structural components of the Building (excluding painting and decorating, except to the extent painting and decorating is part of the Landlord's Initial Construction) and for all public areas and facilities as set forth in Schedule B, except such repairs and maintenance as may be necessitated by the negligence, improper care or use of the Premises by Tenant, its agents, employees, licensees or invitees, which will be made by Landlord at Tenant's expense. All repairs shall be performed in a good workmanlike manner and with materials at least equal in quality to the materials that are repaired or replaced and Landlord shall maintain the Building at a level commensurate with other similar Buildings in the marketplace.


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                                  WATER SUPPLY


         8. Landlord, at its expense, shall furnish hot and cold or tempered water for lavatory and kitchen purposes only.


                                  PARKING FIELD


         9. Tenant shall have the right to use one hundred eighteen(118) parking spaces, ten (10) of which, located as depicted on Exhibit 2, shall be reserved for Tenant's exclusive use, for the parking of automobiles of the Tenant, its employees and invitees, in the parking area designated for tenants of the building (hereinafter sometimes referred to as "Building Parking Area"), subject to the reasonable Rules and Regulations now or hereafter adopted by Landlord. Tenant shall not use nor permit any of its officers, agents or employees to use any parking spaces in excess of Tenant's allotted number of spaces therein.


                                    DIRECTORY


         10. Landlord will furnish on the building directory listings in the lobby requested by Tenant, not to exceed eight (8) listings. The initial listings will be made at Landlord's expense and any subsequent changes by Tenant shall be made at Tenant's expense. Landlord's acceptance of any name for listing on the directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this lease, to any sublease, assignment or other occupancy of the Premises.


                             TAXES AND OTHER CHARGES


         11. (A) As used in and for the purposes of this Article 11, the following definitions shall apply:

                  (i) "Taxes" shall be the real estate taxes, assessments, special or otherwise, sewer rents, rates and charges, and any other governmental charges, general, specific, ordinary or extraordinary, foreseen or unforeseen, levied on a calendar year or fiscal year basis against the Real Property. If at any time during the Term the method of taxation prevailing at the date hereof shall be altered so that there shall be levied, assessed or imposed in lieu of, or as in addition to, or as a substitute for, the whole or any part of the taxes, levies, impositions or charges now levied, assessed or imposed on all or any part of the Real Property (a) a tax, assessment, levy, imposition or charge based upon the rents


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received by Landlord from the Real Property, whether or not wholly or partially as a capital levy or otherwise, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed on Landlord, or (c) a license fee measured by the rent payable by Tenant to Landlord, or (d) any other tax, levy, imposition, charge or license fee however described or imposed, then all such taxes, levies, impositions, charges or license fees or any part thereof, so measured or based, shall be deemed to be Taxes. In the event the method of taxation shall be altered as mentioned above, the taxes applicable to the Real Property shall be determined as if the Real Property was the only asset of Landlord.

                  (ii) "Base Year Taxes" shall be the taxes actually due and payable in the 1997/98 tax year.

                  (iii) "Escalation Year" shall mean each calendar year which shall include any part of the Demised Term.

                  (iv) "Real Property" shall be the land upon which the Building stands and any part or parts thereof utilized for parking, landscaped areas or otherwise used in connection with the Building, and the Building and other improvements appurtenant thereto.

         (B) The Tenant shall pay the Landlord increases in Taxes levied against the Real Property as follows: If the Taxes actually due and payable with respect to the Real Property in any Escalation Year shall be increased above the Base Year Taxes, then the Tenant shall pay to the Landlord, as additional rent for such Escalation Year, a sum equal to Tenant's Proportionate Share of said increase ("Tenant's Tax Payment" or "Tax Payment"). Tenant shall not be responsible, however, for increases in taxes which are proven by Tenant to be attributable to leasehold improvements made by or for other tenants in the Building.

         (C) Landlord shall render to Tenant a statement containing a computation of Tenant's Tax Payment ("Landlord's Statement"). Within fifteen
(15) days after the rendition of the Landlord's Statement, Tenant shall pay to Landlord the amount of Tenant's Tax Payment, however, Tenant shall not be required to make payment of Tenant's first Tax Payment until the first anniversary of the Rent Commencement Date. On the first day of each month following the rendition of each Landlord's Statement, Tenant shall pay to Landlord, on account of Tenant's next Tax Payment, a sum equal to one-twelfth (1/12th) of Tenant's last Tax Payment due hereunder, which sum shall be subject to adjustment for subsequent increases or decreases in Taxes. Any overpayment by Tenant shall be refunded by Landlord upon request by Tenant. Upon written request, Landlord shall provide Tenant with a copy of the real estate tax bill evidencing the taxes due for the applicable Escalation Year.




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         (D) Tenant shall not, without Landlord's prior written consent, institute or maintain any action, proceeding or application in any court or body or with any governmental authority for the purpose of changing the Taxes. If Landlord shall receive a refund of Taxes for any Escalation Year, Landlord shall pay to Tenant Tenant's share of the net refund (after deducting from such refund the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such reasonable costs and expenses were not included in the Taxes for such Escalation Year, and upon written request, Landlord shall provide Tenant with an itemized list of all said costs and expenses) to the extent such refund represents taxes actually paid by Tenant; provided, that such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Escalation Year. This subparagraph shall survive the expiration of this lease.

         (E) Landlord's failure to render a Landlord's Statement with respect to any Escalation Year shall not prejudice Landlord's right to render a Landlord's Statement with respect to any Escalation Year. The obligation of Landlord and Tenant under the provisions of this Article with respect to any additional rent for any Escalation Year shall survive the expiration or any sooner termination of the Demised Term.


                                TENANT'S REPAIRS


         12. Tenant shall take good care of the Demised Premises, normal wear and tear and natural deterioration excepted, and, subject to the provisions of
Article 7 hereof, Landlord at the reasonable expense of Tenant, shall make as and when needed as a result of misuse or neglect by Tenant or Tenant's servants, employees, agents or licensees, all repairs in and about the Demised Premises necessary to preserve them in good order and condition. Except as provided in
Article 24 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof. Landlord shall, however, use reasonable efforts to minimize interference with Tenant's use of the Demised Premises in making repairs hereunder. All repairs performed pursuant to Article 12 hereof shall be performed in a good workmanlike manner and with materials at least


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equal in quality to the materials that are repaired or replaced hereunder.

                            FIXTURES & INSTALLATIONS


         13. All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord (except for purposes of sales tax which, other than sales tax incurred in connection with Landlord's Initial Construction, shall remain Tenant's obligation). All trade fixtures, furniture, furnishings and other articles of movable personal property owned by Tenant and located within the Premises (collectively, "Tenant's Property") may be removed from the Premises by Tenant at any time during the Term. Tenant, before so removing Tenant's Property, shall establish to Landlord's reasonable satisfaction that no structural damage or change will result from such removal and that Tenant can and promptly will repair and restore any damage caused by such removal without cost or charge to Landlord. Any such repair and removal shall itself be deemed an Alteration (as defined in Article 14 below) within the purview of this lease (except for the removal of ordinary office furnishings, desks, chairs and office tables, so long as such removal will not result in any damage to the Demised Premises). Any Tenant's Property for which Landlord shall have granted any allowance, contribution or credit to Tenant, excluding the one month rent concession referred to in Article 3 hereof, shall, at Landlord's option, not be so removed. Landlord shall advise Tenant of its requirement to remove any such Tenant's Property within ten (10) business days after its receipt of notice from Tenant requesting same. All the outside walls of the Demised Premises including corridor walls and the outside entrance doors to the Demised Premises, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduits, ducts or other building facilities, and the use thereof, as well as access thereto in and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein. Notwithstanding the foregoing, Tenant shall enjoy full right of access to the Demised Premises through the public entrances, elevators, public corridors and public areas within the Building.


                                   ALTERATIONS


         14. (A) After completion of the Demised Premises as set forth in Schedule A, Tenant shall make no alterations,


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installations, additions or improvements (hereinafter collectively referred to as "Alterations") in or to the Demised Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed with respect to such contractors or mechanics, and at such times and in such manner as Landlord may from time to time designate.

                  (B) All Alterations done by Tenant shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, and (ii) rules and regulations of the Landlord attached as Schedule D.

                  (C) With respect to all Alterations, plans and specifications prepared by and at the expense of Tenant shall be submitted to Landlord for its prior written approval in accordance with the following requirements:

                           (i)  With respect to any Alterations to be performed
by Tenant pursuant to this lease, Tenant shall, at its expense, furnish Landlord with all drawings, plans, layouts and specifications for work to be performed by Tenant, including, without limitation, architectural, plumbing, electrical, mechanical and heating, ventilating and air conditioning plans (the "Tenant's Plans"). All of the Tenant's Plans shall: (a) be compatible with the Landlord's building plans, (b) comply with all applicable laws and the rules, regulations, requirements and orders of any and all governmental agencies, departments or bureaus having jurisdiction, and (c) be fully detailed, including locations and complete dimensions;

                           (ii)  Tenant's Plans shall be subject to approval by
Landlord;

                           (iii)  Tenant shall, at Tenant's expense, (a) cause
Tenant's Plans to be filed with the governmental agencies having jurisdiction thereover, (b) obtain when necessary all governmental permits, licenses and authorizations required for the work to be done in connection therewith, and (c) obtain all necessary certificates of occupancy, both temporary and permanent. Tenant shall not be deemed to be in default of its obligations hereunder if as a result of the existence of any open building permits or violations against the Building Tenant cannot obtain the necessary certificates of occupancy. Landlord shall execute such documents as may be reasonably required in connection with the foregoing and Landlord shall otherwise cooperate with Tenant in connection with obtaining the foregoing, but without any expense to Landlord except that the execution of said documents shall not be deemed an expense of Landlord. Tenant shall make no amendments or additions to Tenant's Plans without the prior written consent of Landlord in each instance;



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                           (iv)  No work shall commence in the Premises until
(a) Tenant has procured all necessary permits therefor and has delivered copies of same to Landlord, (b) Tenant has procured a paid builder's risk insurance policy naming Landlord as an additional insured and has delivered to Landlord a certificate of insurance evidencing such policy, and (c) Tenant or its contractor has procured a workmen's compensation insurance policy covering the activities of all persons working at the Premises naming Landlord as an additional insured and has delivered to Landlord a certificate of insurance evidencing such policy;

                           (v)  Tenant may use any licensed architect or
engineer to prepare its plans and to file for permits. However, all such plans and permit applications shall be subject to review, revision and approval by Landlord or its architect;

                           (vi)  Tenant, at its expense, shall perform all
work, in accordance with Tenant's Plans and all Alterations, unless Landlord performs same, shall be subject to Landlord's supervisory fee charge of 10% of the cost thereof. This fee shall include the services described in subparagraph
(v) hereof. In receiving such fee, Landlord assumes no responsibility for the quality or manner in which such work has been performed; and

                           (vii)  Tenant agrees that it will not, either
directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof.

                  (D) Tenant's right to make Alterations shall be subject to the following additional conditions: (i) the Alterations will not result in a violation of, or require a change in, any certificate of occupancy applicable to the Building; (ii) the outside appearance, character or use of the Building shall not be affected; (iii) no part of the Building outside of the Premises shall be physically affected; (iv) the proper functioning of any air-conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility system of the Building shall not be affected.

                  (E) Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any Alteration requested by Tenant; provided same is not a Material Alteration. The term "Material Alteration", as used herein, means any Alteration which may, in the opinion of Landlord (i) be structural in nature; (ii) affect the exterior or any structural portions or components of the Building; (iii) be visible from outside of the Demised Premises; (iv) affect the usage or proper functioning of any of the Building systems (including, without limitation, the heating, ventilation,


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air conditioning, plumbing, electrical, sprinkler or security systems serving the Building); (v) jeopardize health safety or life safety; (vi) require a change to the certificate of occupancy for the Building; (vii) require the issuance of a building permit or other authorization by any governmental or quasi-governmental entity exercising jurisdiction over the Building; (viii) require the consent of any mortgagee or ground lessor of the Building and/or the Real Property; (ix) cause any previously non-mandatory legal requirement to become a mandatory legal requirement with regard to the Building (including, without limitation, any such legal requirement set forth in the Americans with Disabilities Act); or (x) have a cost of completion in excess of Ten Thousand Dollars ($10,000.00), excluding Landlord's supervisory fee set forth in Paragraph (C) (vi) of this Article 14.

                  (F) Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics' and other liens filed in connection with Tenant's Alterations, repairs or installations, including the liens of any conditional sales of, or chattel mortgages made by Tenant upon, any materials, fixtures or articles so installed in and constituting part of the Premises and against any loss, cost, liability, claim, damage and expense, including reasonable counsel fees, penalties and fines incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant agrees to obtain and deliver to Landlord, promptly upon completion of each Alteration, written and unconditional waivers of mechanics' liens for all work, labor and services performed and materials furnished, signed by all contractors, subcontractors, materialmen and laborers involved in such work. Tenant shall not be obligated to obtain said waivers for work, labor, services or materials performed or furnished during the Term which total, in the aggregate, One Thousand ($1,000) Dollars or less.

                  (G) Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within thirty (30) days of the filing of such lien against the Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the aforesaid period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the maximum rate permitted by law from the respective dates of Landlord's making of the payments or incurring of the cost and expense, shall constitute additional rent and shall be paid on demand.

                  (H) Nothing in this lease contained shall be construed in any way as constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any material for any improvement, alteration or repair of the Premises, nor as giving any right or authority to contract for the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics' liens against the Premises.

                  (I) Prior to making any Alteration hereunder, Tenant shall obtain and submit to Landlord a copy of a bona fide bid, from a reputable contractor, which Tenant desires to accept for each Alteration to be performed and permitted hereunder. Landlord shall have the right, at its option, to match such bid within the Bid Period (hereinafter defined) and to perform the Alteration upon terms and conditions substantially similar to those accompanying such bid (including conditions with respect to time limits for completion of the Alterations, and quality of materials to be used, in accordance with the bid requirements). The Bid Period shall mean the same number of calendar days allowed by Tenant to contractors for the submission to Tenant of a written bid to perform the Alteration. The Bid Period shall commence on the date that Tenant delivers to Landlord, at the address to which notices are sent to Landlord in accordance with Article 34 of this lease, the same information and construction plans provided by Tenant to contractors to facilitate the preparation of a bid to perform the Alteration. If Landlord does not elect to match such bid, Tenant shall have the right to use such contractor to perform the Alteration, in accordance with the bona fide bid, provided such contractor shall be properly licensed and insured and shall be reasonably satisfactory to Landlord. In the event Landlord fails to give Tenant written notice by certified mail (return receipt requested) or by overnight courier, of its election within the Bid Period, it shall be deemed that Landlord has elected not to perform such work.


                               REQUIREMENTS OF LAW


         15. (A) Tenant, as Tenant's sole cost and expense, shall comply with all statutes, laws, ordinances, orders, regulations and notices of Federal, State, County and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Tenant with respect to the Demised Premises or the use or occupation thereof, except that Tenant shall not be required to make any structural alterations or capital improvements to the Demised Premises or the Building in order so to comply unless such alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions, or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant, or any such person.

                  (B) The parties acknowledge that there are certain Federal, State and local laws, regulations and guidelines now in effect and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the Premises, the Building, and the land of which the Premises and the Building may be a part, concerning the impact on the environment of construction, land use, the maintenance and operation of structures and the conduct of business. Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said laws, regulations, or guidelines. Any violation of this covenant shall be an event of default under this lease.

                  (C) Tenant shall keep or cause the Premises to be kept free of Hazardous Materials (hereinafter defined). Without limiting the foregoing, Tenant shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, State and Local laws or regulations, nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any person or entity claiming through or under Tenant or any of their employees, contractors, agents, visitors or licensees (collectively, "Related Parties"), a release of Hazardous Materials onto the Premises or onto any other property. Tenant shall comply with and ensure compliance by all Related Parties with all applicable Federal, State and Local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply with, and ensure that all Related Parties obtain and comply with, any and all approvals, registrations or permits required thereunder. With respect to Hazardous Materials for which Tenant is responsible hereunder, Tenant shall (i) conduct and complete all investigations, studies, samplings, and testing, and all remedial removal and other actions necessary to clean up and remove such Hazardous Materials, on, from, or affecting the Premises (a) in accordance with all applicable Federal, State and Local laws, ordinances, rules, regulations, policies, orders and directives, and (b) to the reasonable satisfaction of Landlord, and (ii) defend, indemnify, and hold harmless Landlord, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, reasonable costs, and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, release, or threatened release by Tenant of such Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise at the Real Property; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (d) any violation of laws, orders, regulations, requirements, or demands of government authorities, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. In the event this lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials other than Hazardous Materials existing at the Demised Premises as of the Rent Commencement Date, or the date Tenant receives possession of any additional space at the Building, as the case may be, so that the conditions of the Premises shall conform with all applicable Federal, State and Local laws, ordinances, rules or regulations affecting the Premises. For purposes of this paragraph, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ]Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, State or Local environmental law, ordinance, rule, or regulation.

                  (D) Landlord represents that general office use is a permitted use under current zoning classifications and the certificate of occupancy applicable to the Building. Landlord also represents that as of the date of this Lease, the Building of which the Demised Premises forms a part is in compliance with all mandatory requirements of the American with Disabilities Act ("ADA"). If any existing ADA requirements become mandatory as a result of Tenant's use of the Demised Premises or any alteration made by or on behalf of Tenant except for Landlord's Initial Construction and any other alteration or improvement performed by Landlord, in accordance with the terms of this lease, to prepare additional space in the Building for occupancy by Tenant, Tenant shall be responsible for the entire cost of addressing such requirement(s) including the work required to be performed to bring the Demised Premises into compliance with such ADA requirements. If Tenant is not solely responsible for any additional ADA requirement, then to the extent Tenant is responsible therefor, Tenant shall pay for the costs of addressing such requirement on a proportional basis. To the best of Landlord's knowledge there is no friable asbestos within the Building, the Building is in compliance with all laws pertaining to Hazardous Materials, and the Demised Premises do not contain any Hazardous Materials.

                                   END OF TERM


         16. (A) Upon the expiration or other termination of the Term of this lease, Tenant shall, at its own expense, quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear, tear, natural deterioration and damage by fire or other insured casualty excepted, and Tenant shall remove all of its property and shall pay the cost to repair all damage to the Demised Premises or the Building occasioned by such removal. Any property not removed from the Premises shall be deemed abandoned by Tenant and may be retained by Landlord, as its property, or disposed of in any manner deemed appropriate by the Landlord. Any reasonable expense incurred by Landlord in removing or disposing of such property shall be reimbursed to Landlord by Tenant within twenty (20) days following Tenant's receipt of an itemized invoice of such expenses from Landlord accompanied by invoices for all materials supplied and labor performed by parties other than Landlord's affiliates and employees. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover or summary proceeding which Landlord may institute to enforce the foregoing provisions of this Article. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this lease. If the last day of the Term of this lease or any renewal hereof falls on Sunday or a legal holiday, this lease shall expire on the business day immediately preceding. Tenant's obligations under this Article 16 shall survive the Expiration Date or sooner termination of this lease.

             (B) In the event of any holding over by Tenant after the expiration or termination of this Lease without the written consent of Landlord, Tenant shall:

                           (i)  pay as holdover rental for each month of the
holdover tenancy an amount equal to the greater of (a) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or
(b) one hundred fifty (150%) percent of the Rent payable by Tenant for the third month prior to the Expiration Date of the term of this lease, and otherwise observe, fulfill and perform all of its obligations under this lease, including but not limited to, those pertaining to additional rent, in accordance with its terms; and

                           (ii) In the event such holdover exceeds thirty (30)
days, in addition to the holdover rental set forth above, Tenant shall:

                                (a) be liable to Landlord for any payment or
rent concession which Landlord may be required to make to any tenant in order to induce such tenant not to terminate an executed lease covering all or any portion of the Premises by reason of the holdover over by Tenant; and

                    (b) be liable to Landlord for any damages suffered by Landlord as the result of Tenant's failure to surrender the Premises.

                  No holding over by Tenant after the Term shall operate to extend the Term.

                  The holdover, with respect to all or any part of the Premises, of a person deriving an interest in the Premises from or through Tenant, including, but not limited to, an assignee or subtenant, shall be deemed a holdover by Tenant.

                  Notwithstanding anything in this Article contained to the contrary, the acceptance of any Rent paid by Tenant pursuant to this Paragraph 16(B), shall not preclude Landlord from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof. The preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import.




                                 QUIET ENJOYMENT


         17. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Term of this lease without hindrance or molestation by either Landlord or anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this lease including, but not limited to, Article 22.


                                      SIGNS


         18. No signs or lettering of any nature may be put on or in any window or on the exterior of the Building or elsewhere within the Demised Premises such as will be visible from the street. No sign or lettering in the public corridors or on the doors is permitted except Landlord's standard name plaque.

                              RULES AND REGULATIONS


         19. Tenant and Tenant's agents, employees, visitors, and licensees shall faithfully observe and comply with, and shall not permit violation of, the Rules and Regulations set forth on Schedule D annexed hereto and made part hereof, and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing, sent in accordance with Article 34 hereof, to Tenant which, in Landlord's judgment, shall be necessary for the reputation, safety, care and appearance of the Building and the land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, and such land, its equipment, or the more useful occupancy or the comfort of the tenants or others in the Building. Such rules shall be deemed effective upon five (5) days written notice to Tenant. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition, in any lease by any other tenant in the Building. Notwithstanding anything to the contrary contained herein, or in any Rules and Regulations of Landlord now or hereafter in effect, Tenant shall not be obligated to use or patronize any vendor, supplier or cafeteria operator Landlord may designate from time to time.


                            RIGHT TO SUBLET OR ASSIGN


         20. (A) Tenant shall not assign this lease nor sublet the Demised Premises or any part thereof, by operation of law or otherwise, including, without limitation, an assignment or subletting as defined in (D) below, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Tenant may assign this lease or sublet all or a portion of the Demised Premises with Landlord's prior written consent, provided:

             (i) That such assignment or sublease is for a use which is in compliance with this lease and the then existing zoning regulations and the certificate of occupancy;

             (ii) That, at the time of such assignment or subletting, there is no monetary or material non-monetary default beyond expiration of any notice and/or grace periods provided herein for the cure thereof, under the terms of this lease on the Tenant's part;

             (iii) That, in the event of an assignment, the assignee shall assume in writing the performance of all of the terms and obligations of the within lease;

             (iv) That a duplicate original of said assignment or sublease shall be delivered by certified mail to the Landlord at the address herein set forth within ten (10) days from the said assignment or sublease and within one hundred twenty (120) days of the date that Tenant first advises Landlord of the name and address of the proposed subtenant or assignee, as required pursuant to subparagraph (B) hereof;

              (v) Such assignment or subletting shall not, however, release the within Tenant or any successor tenant or any guarantor from their primary liability for the full and faithful performance of all of the terms and conditions of this lease;

             (vi) If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may after default by Tenant, beyond expiration of any notice and/or grace periods provided herein for the cure thereof, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved; and

             (vii) That, in the event Tenant shall request Landlord's consent to a proposed assignment of this lease or proposed sublease of all or a portion of the Demised Premises, Tenant shall pay or reimburse to Landlord the reasonable attorney fees incurred by Landlord in processing such request.

                  (B) Notwithstanding anything contained in this Article 20 to the contrary, no assignment or underletting shall be made by Tenant in any event until Tenant has offered to terminate this lease as of the last day of any calendar month during the Term hereof and to vacate and surrender the Demised Premises to Landlord on the date fixed in the notice served by Tenant upon Landlord (which date shall be prior to the date of such proposed assignment or the commencement date of such proposed sublease)and Landlord has rejected such offer. Simultaneously with said offer to terminate this lease, Tenant shall advise the Landlord, in writing, of the name and address of the proposed assignee or subtenant, a reasonably detailed statement of the proposed subtenant/assignee's business, reasonable financial references, and all the terms, covenants, and conditions of the proposed sublease or assignment. Landlord shall accept or reject Tenant's offer within ten (10) days after receiving all of the information from Tenant required pursuant to this Paragraph. If Landlord does not respond within the aforementioned time period, Landlord shall be deemed to have rejected Tenant's offer. If Landlord accepts Tenant's offer hereunder at any time during the Term prior to the twelfth month of the fifth Lease Year, Landlord shall promptly pay to Tenant the sum of $85,642.50, and all additional rent paid by Tenant for any period beyond the date the lease is terminated, provided Tenant is not then in default under any provision of this lease. The obligation to pay said $85,642.50 shall not be applicable during any renewal period. Landlord's obligation to pay said amounts to Tenant shall survive the expiration of this lease.

                  (C) Notwithstanding anything to the contrary contained herein Tenant may, without the consent of Landlord, assign this lease to an affiliated, parent or subsidiary corporation, partnership or other entity of Tenant or to a corporation, partnership or other entity to which it sells or assigns all or substantially all of its assets, interest or shares of stock or with which it may be consolidated or merged, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant (control shall mean the ownership of fifty (50%) percent or more of the capital stock, partnership interest or ownership interest, whichever is applicable), provided such purchasing, consolidated, merged, affiliated or subsidiary corporation, partnership or other entity shall, in writing, assume and agree to perform all of the obligations of Tenant under this lease and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further than Tenant shall not be released or discharged from any liability under this lease by reason of such assignment.

                  (D) For purposes of this Article 20, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant other than Twin Laboratories Inc. or an assignee who acquired an interest in this lease in accordance with an assignment effected pursuant to subparagraph C of this Article, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this lease, or of such sublease, as the case may be; (ii) any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law or otherwise, shall be bound by the provisions of this Article 20; and (iii) a modification or amendment of a sublease shall be deemed a sublease.

                  (E) Whenever Tenant shall claim under this Article or any other part of this lease that Landlord has unreasonably withheld or delayed its consent to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedy thereof shall be a right to obtain specific performance or injunction but in no event with recovery of damages.

                  (F) Tenant shall not mortgage, pledge, hypothecate or otherwise encumber its interest under this lease without Landlord's prior written consent.

                  (G) Without affecting any of its other obligations under this lease, except with respect to any permitted assignment or subletting under
Article 20(C) hereof, Tenant will pay Landlord as additional rent any sums or other economic consideration, which (i) are collected by Tenant as a result of any permitted assignment or subletting to a then existing tenant in any building then owned by Landlord, whether or not referred to as rentals under the assignment or sublease (after deducting therefrom the reasonable costs and expenses incurred by Tenant in connection with the assignment or subletting in question, including but not limited to, attorney's fees and disbursements, reasonable broker's commissions, Tenant's advertising costs and any allowance or economic concessions paid by Tenant to an assignee or subtenant, provided such costs were approved by Landlord when it approved the assignment or sublease. Tenant must seek such approval for costs including Attorney's Fees, Tenant improvement costs, allowances, negotiated monetary credits, reasonable broker's commissions and advertising costs, but reasonable costs which Tenant could not ascertain prior to Landlord's approval shall also be deducted so long as Tenant notifies Landlord promptly of such costs when they arise); and (ii) exceed in total the sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such assignment or sublease), it being the express intention of the parties that Tenant shall not in any manner whatsoever be entitled to any profit by reason of such sublease or assignment.

                      In the event such permitted assignment or subletting is to a person or entity which is not a then existing tenant in any building then owned by Landlord, Tenant shall pay Landlord as additional rent fifty (50%) percent of the above referenced sums collected by Tenant. Nothing contained herein shall relieve Tenant from its primary obligations hereunder including, without limitation, the obligation to pay Rent and additional rent hereunder. Tenant will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts which are provided in the assignment or sublease approved by Landlord.


                  (H) In determining reasonableness under this Article 20, there shall be taken into account the character and reputation of the proposed subtenant or assignee, the specific nature of the proposed subtenant's or assignee's business and whether same is in keeping with other tenancies in the building; the financial standing of the proposed subtenant or assignee; and the impact of all of the foregoing upon the Building and the other tenants of Landlord therein. Landlord shall not be deemed to have unreasonably withheld its consent if it refuses to consent to a subletting or assignment to a proposed subtenant or assignee with whom Landlord is negotiating a lease or if at the time of Tenant's request, Tenant is in default, beyond applicable grace and notice periods provided herein for the cure thereof, of any of the terms, covenants and conditions of this lease to be performed by Tenant. At least thirty (30) days prior to any proposed subletting or assignment, Tenant shall submit to Landlord a written notice of the proposed subletting or assignment, which notice shall contain or be accompanied by the following information:

                      (i) the name and address of the proposed subtenant or assignee;

                      (ii) the nature and character of the business of the proposed subtenant or assignee and its proposed use of the premises to be demised;

                      (iii) the most recent three (3) years of balance sheets and profit and loss statements of the proposed subtenant or assignee or other financial information reasonably satisfactory to Landlord; and

                      (iv) such shall be accompanied by a copy of the proposed sublease or assignment of lease.

                  (I) Notwithstanding the foregoing, Tenant agrees that it and anyone holding through Tenant shall not sublet or assign all or any portion of the Demised Premises to any subtenant or assignee who will use the Demised Premises or a portion thereof for any of the following designated uses nor for any other use which is substantially similar to any one of the following designated uses:

                      (i) federal, state or local governmental division, department or agency which generates heavy public traffic, including, without limitation, court, social security offices, labor department office, drug enforcement agency, motor vehicle agency, postal service, military recruitment office;

                      (ii) union or labor organization;

                      (iii) office for the practice of medicine, dentistry or the rendering of other "retail" level health related services;

                      (iv) chemical or pharmaceutical company provided; however, that the subletting or assignment to such a company which will use the premises only for executive, general and sales offices and waive the right to conduct any research and development shall not be prohibited;

                      (v) insurance claims office, including, but not limited to, unemployment insurance or worker's compensation insurance; or

                      (vi) brokerage firm.

                          LANDLORD'S ACCESS TO PREMISES


         21. (A) Landlord or Landlord's agents shall have the right to enter and/or pass through the Demised Premises at all reasonable times on reasonable prior notice, except in an emergency, to examine the same, and to show them to ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required therefor. During the twelve (12) months prior to the expiration of the Term of this lease, or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants or purchasers at all reasonable hours upon verbal notice given at least one hour prior to entry and without unreasonably interfering with Tenant's business. If Tenant shall not be personally present to open and permit an entry into said premises at any time, when for any reason an entry therein shall be reasonably necessary to meet Landlord's obligations under the lease, Landlord or Landlord's agents may enter the same by a master key, or forcibly, upon reasonable prior written notice to Tenant (except in cases of emergency) and Tenant's failure to provide access in accordance with the notice, without rendering Landlord or such agent liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property). Landlord shall use reasonable effort to minimize interference with Tenant's business when exercising its rights under this paragraph.

                  (B) Landlord shall also have the right, at any time, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that Landlord shall make no change in the arrangement and/or location of public entrances or passageways or other public parts of the Building which will adversely affect in any material manner Tenant's use and enjoyment of the Demised Premises. Landlord shall also have the right, at any time, to name the Building, including, but not limited to, the use of appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known.

                  (C) Neither this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences, and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant.

                  (D) The exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                                  SUBORDINATION


         22. (A) This lease and all rights of Tenant hereunder are, and shall be, subject and subordinate in all respects to all ground leases and/or underlying leases and to all first mortgages and building loan agreements which may now or hereafter be placed on or affect such leases and/or the Real Property of which the Demised Premises form a part, or any part or parts of such Real Property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section A shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees to obtain, enter into and require the Holder and/or any current or future mortgage lender(s) to enter into, and Tenant agrees to enter into, a subordination, nondisturbance and attornment agreement with any current or future mortgage lender(s) and/or the holder of all ground and/or underlying leases, (collectively "Holder") on such lender's and/or Holders standard form. Notwithstanding anything to the contrary contained in this lease, subordination of this lease pursuant to this Article shall be conditioned upon Landlord's compliance with this paragraph. Landlord represents that there is no current Holder with respect to the subject Building.

                  (B) Without limitation of any of the provisions of this lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord or of any successor-Landlord and/or shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee, this lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its Landlord, in accordance with the aforesaid subordination, non-disturbance and attornment agreement.

                  (C) Tenant shall, at any time and from time to time (but no more than four (4) times in any one lease year), upon not less than ten (10) business days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage thereof. If, in connection with such financing, such institutional lender shall require financial audited information on the Tenant, Tenant shall promptly provide its most recent financial statements.

             (D) Subject to and in accordance with the provisions of the applicable Subordination, Nondisturbance and Attornment Agreement, the Tenant covenants and agrees that if by reason of a default under any underlying lease (including an underlying lease through which the Landlord derives its leasehold estate in the premises), such underlying lease and the leasehold estate of the Landlord in the premises demised hereby is terminated, providing notice has been given to the Tenant and leasehold mortgagee, the Tenant will attorn to the then holder of the reversionary interest in the premises demised by this lease or to anyone who shall succeed to the interest of the Landlord or to the lessee of a new underlying lease entered into pursuant to the provisions of such underlying lease, and will recognize such holder and/or such lessee as the Tenant's landlord of this lease. The Tenant agrees to execute and deliver, at any time and from time to time, upon ten (10) business days prior written notice from Landlord or of the lessor under any such underlying lease, any instrument which may be necessary or appropriate to evidence such attornment. The Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give the Tenant any right of election to terminate this lease or to surrender possession of the premises in the event any proceeding is brought by the lessor under any underlying lease to terminate the same, and agrees that unless and until any such lessor, in connection with any such proceeding, shall elect to terminate this lease and the rights of the Tenant hereunder, this lease shall not be affected in any way whatsoever by any such proceeding.

                       PROPERTY LOSS, DAMAGE REIMBURSEMENT


         23. (A) Except otherwise specifically provided in this Article. Landlord or its agents shall not be liable for any damages to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Landlord shall use reasonable efforts to minimizing the period during which any windows are temporarily closed or darkened. Tenant shall reimburse and compensate Landlord as additional rent for all expenditures (including, without limitation, reasonable attorneys' fees) made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.


                               TENANT'S INDEMNITY


             (B) Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or other thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in and on the Demised Premises during any other period of occupancy by Tenant including the Term of this lease and during the period of time, if any, prior to the specified commencement date that Tenant may have been given access to the Demised Premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the Demised Premises or Tenant's occupancy thereof due to or arising from any act or omissions or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees and against and from all costs, expenses, and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, agrees that Tenant, at Tenant's expense, will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to Landlord. Landlord agrees that counsel employed by Tenant's insurance carrier shall be deemed satisfactory to Landlord.


                      DESTRUCTION - FIRE OR OTHER CASUALTY


         24. (A) If the Premises or any part thereof shall be damaged by fire or other casualty and Tenant gives prompt notice thereof to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage (including Landlord's Initial Construction). The Rent and Additional Rent shall be abated to the extent that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction to ten (10) days following the date that repairs have been Substantially Completed (as defined in Article 2 hereof), in proportion which the area of the part of the Premises so rendered untenantable bears to the total area of the Premises.

             (B) If the Premises shall be totally damaged or rendered wholly untenantable (which shall include damage that prevents reasonable means of ingress and egress to and from the Demised Premises) by fire or other casualty, and Landlord has not terminated this lease pursuant to Subsection (C) and Landlord has not completed the making of the required repairs and restored and rebuilt the Premises and/or access thereto, in accordance with this lease, within twelve (12) months from the date of such damage or destruction, and such additional time after such date (but in no event to exceed three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by unavoidable delays or adjustment of insurance, Tenant may serve notice on Landlord of its intention to terminate this lease, and, if within thirty (30) days thereafter Landlord shall not have Substantially Completed the making of the required repairs and restored and rebuilt the Premises, in accordance with this lease, this lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Rent and additional rent shall be apportioned as of such date and any prepaid portion of Rent and additional rent for any period after such date shall be promptly refunded by Landlord to Tenant and this obligation shall survive the termination of this lease. The Demised Premises shall be deemed to be totally damaged or rendered wholly untenantable if the portion of the Demised Premises useable by Tenant is not functional without the portion damaged or rendered wholly untenantable, and Tenant is no longer using any part of the Demised Premises.

             (C) If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any of such events Landlord may, at its option, terminate this lease and the Term and estate hereby granted, by giving Tenant thirty (30) days notice of such termination within sixty (60) days after the date of such damage. In the event that such notice of termination shall be given, this lease and the Term and estate hereby granted, shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Rent and additional rent shall be apportioned as of such date or sooner termination, and, provided that such date is prior to the twelfth month of the fifth Lease Year, Landlord shall promptly pay to Tenant the sum of $85,642.50, and all additional rent paid by Tenant for any period beyond the date the lease is terminated, provided Tenant is not then in default under any provision of this lease. The obligation to pay said $85,642.50 shall not be applicable during any renewal period. This obligation shall survive the expiration of this Lease.

             (D) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same, and this obligation shall survive the expiration of this lease.

             (E) This lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.

                                    INSURANCE


         25. (A) Tenant shall not do anything, or suffer or permit anything to be done, in or about the Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (iii) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises or (iv) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body, except that Tenant shall not be required to make any structural alterations or capital improvements to the Building or the Demised Premises in connection therewith.


             (B) If, by reason of any act or omission on the part of Tenant, (other than the use of the Demised Premises as general, executive and administrative offices only, in accordance with this lease), the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and all such other tenants or occupants, upon fifteen (15) days notice from Landlord, accompanied by evidence from the applicable insurance carrier as to amount of the increase, for the part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants or occupants because of such act or omission on the part of Tenant. Upon written request, Landlord shall provide Tenant with a description of the act or omission on the part of Tenant giving rise to said increase.

             (C) In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or make up of insurance rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar recognized body making rates for fire insurance and extended coverage for the Premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such Premises.

             (D) Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense, (i) Public Liability Insurance, such insurance to afford protection in an amount of not less than Three Million ($3,000,000) Dollars for injury or death arising out of any one occurrence, and Five Hundred Thousand ($500,000) Dollars for damage to property, protecting Landlord and Tenant as insureds against any and all claims for personal injury, death or property damage and (ii) Fire and Extended Coverage Insurance on Tenant's property, insuring against damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to Tenant's property for the full insurable value thereof, protecting Landlord and Tenant as insureds.

             (E) Said insurance is to be written in form and substance reasonably satisfactory to Landlord by a good and solvent insurance company admitted to do business in the State of New York, and rated by Best's Insurance Reports or any successor publication of comparable standing as A-/VIII or better or the then equivalent of such rating. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event the Tenant agrees to pay the amount thereof, plus interest at the maximum rate permitted by law, to Landlord payable within twenty (20) days of notice of same. Upon written request Landlord will promptly provide Tenant with an invoice or other evidence as to the amount of the insurance premium. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable except upon twenty (20) days written notice to Landlord. On the Rent Commencement Date appropriate certificates of insurance showing that the policy is paid shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to the end that said insurance shall be in full force and effect during the Term.

             (F) Each party agrees to use its best efforts to include in each of its insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord, and insuring Tenant's property, in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by the policy, or (ii) any other form of permission for the release of the other party, or (iii) the inclusion of the other party as an additional insured, but not a party to whom any loss shall be payable. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, but not a party to whom any loss shall be payable. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be cancelled without at least twenty (20) days prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured.

             (G) As long as Landlord's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (F) or name the Tenant as an additional insured, Landlord hereby waives (i) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (ii) any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's fire insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall, upon notice given by Landlord to Tenant, be deemed of no further force or effect, with respect to any insured risks under such policy from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Landlord shall look solely to the proceeds of such policies to compensate Landlord for any loss occasioned by fire or other casualty which is an insured risk under such policies.

             (H) As long as Tenant's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (F), or name the Landlord as an additional insured, Tenant hereby waives (and agrees to cause any other permitted occupants of the Premises to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, any other tenants or occupants of the Building, and any servants, employees, agents or contractors of Landlord or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time Tenant's fire insurance carriers shall not include such or similar provisions in Tenant's fire insurance policies, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

             (I) Tenant shall have the right to insure and maintain insurance under blanket insurance policies covering other premises used or operated by Tenant so long as such blanket policies are aggregated so that at all times when required by this lease there is adequate insurance attributable to the Demises Premises or to this lease so as to comply with the insurance provisions set forth in this lease.


                                 EMINENT DOMAIN


         26. (A) In the event that the whole of the Demised Premises, or all or a portion of the parking lot (if alternative parking, providing Tenant with use of the same number of parking spaces set forth in this lease, cannot be provided within five hundred (500) feet of the Building), shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then effective as of the date of vesting of title, the Rent and additional rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that only a part of the Building (consisting of at least twenty-five (25%) percent of the area of the Building set forth in Article 1 hereof), shall be so condemned or taken, then (i) Landlord (whether or not the Demised Premises be affected) may, at its option, terminate this lease effective as of the date of vesting of title and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, and (ii) if such condemnation or taking shall be of a substantial part of the Demised Premises or a substantial part of the means of access thereto (substantial part shall mean more than forty (40%) percent, or if in the last year of the term, more than twenty-five (25%) percent of the Demised Premises), Tenant shall have the right, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, to terminate this lease and the Term and estate hereby granted as of the date of vesting of title, or
(iii) if neither Landlord nor Tenant elects to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the Rent and additional rent shall be abated to the extent, if any, hereinabove provided in this Article 26, and Tenant's proportionate share shall be adjusted accordingly. In the event that only a part of the Demised Premises shall be so condemned or taken and this lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, promptly restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. In the event that Tenant has paid Rent and/or additional rent for any period covered by an abatement under this article, Landlord shall promptly refund such amounts to Tenant.

             (B) In the event of a termination in any of the cases hereinabove provided, this lease and the Term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this lease, and the Rent and additional rent hereunder shall be apportioned as of such date and, provided that such date is prior to the twelfth month of the fifth Lease Year, Landlord shall promptly pay to Tenant the sum of $85,642.50, and all additional rent paid by Tenant for any period beyond the date the lease is terminated, provided Tenant is not then in default under any provision of this lease. The obligation to pay said $85,642.50 shall not be applicable during any renewal period. This obligation shall survive the expiration of this lease.

             (C) In the event of any condemnation or taking hereinabove mentioned of all or part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that the Tenant may file a claim for any taking of nonmovable fixtures owned by Tenant and for moving expenses incurred by Tenant. It is expressly understood and agreed that the provisions of this Article 26 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period, not exceeding twelve
(12) months in the aggregate during the term hereof.


                            NONLIABILITY OF LANDLORD


         27. (A) If Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations), such individual shall be under no personal liability with respect to any of the provisions of this lease, and if such individual hereto is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the equity of such individual in the land and Building of which the Demised Premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against any such individual or any partner, employee or agent of Landlord by reason of such default by Landlord.

             (B) The word "Landlord" as used herein means only the owner of the landlord's interest for the time being in the land and Building (or the owners of a lease of the Building or of the land and Building) of which the Premises form a part, and in the event of any sale of the Building and land of which the Demised Premises form a part, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder other than claims against Landlord which are brought within sixty (60) days of Landlord's giving notice to Tenant that there will be a new landlord (notice may consist of an estoppel certificate in connection with the sale of the Building provided Tenant is notified that such estoppel certificate is being requested in connection with a sale of the Building), and, it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

                                     DEFAULT


         28. (A) Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to as "Events of Default"):

             (i) If Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after written notice by Landlord to Tenant of such default; or

             (ii) If Tenant shall default in the observance or performance of any term, covenant or condition of this lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within twenty (20) days after written notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of twenty
(20) days and Tenant shall not commence within said period of twenty (20) days, or shall not thereafter diligently prosecute to completion, all reasonable steps necessary to remedy such default; or

             (iii) If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or become insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

             (iv) If, within one hundred twenty (120) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceedings shall not have been dismissed, or if, within one hundred twenty (120) days after the appointment or any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

             (v) If Tenant shall materially default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such material default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

             (vi) If Tenant's interest in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 20;

                  then, upon the occurrence, at anytime prior to or during the Demised Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a ten (10) days' notice of termination of this lease and, in the event such notice is given, this lease and the Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said ten (10)days with the same effect as if the date of expiration of said ten (10) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 30.

             (B) If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this lease shall have been assigned, the word "Tenant", as used in subsection (iii) and (iv) of Section 28(A), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (iii) and (iv) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Section 28(A).


                             TERMINATION ON DEFAULT

         29. (A) If Tenant shall default in the payment when due of any installment of rent or in the payment when due of any additional rent and such default shall continue for a period of ten (10) days after written notice by Landlord to Tenant of such default, or if this lease and the Demised Term shall expire and come to an end as provided in Article 28:

             (i) Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or other means provided such force or other means are lawful (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

             (ii) Landlord, at Landlord's option, may relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this lease or otherwise affecting any such liability.

             (B) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease. In the event of a breach or threatened breach by Tenant or any persons claiming through or under Tenant, of any term, covenant or condition of this lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceeding and other special remedies were not provided in this lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

                                     DAMAGES


         30. (A) If this lease and the Demised Term shall expire and come to an end as provided in Article 28 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in Article 29 or by or under any summary proceedings or any other action or proceeding, then, in any of said events:

             (i) Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this lease by Tenant to Landlord to the date upon which this lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

             (ii) Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 29(A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this lease or Landlord's re-entry upon the Demised Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, reasonable legal expenses, attorneys' fees, alteration costs and other expenses of preparing the Demised Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of Rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's rights to collect the Deficiency for any subsequent month by a similar proceeding; and

             (iii) At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises as a result of Tenant's default hereunder, as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of six (6%) per cent per annum, less all amounts collected by Landlord on account of any Deficiency. If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Demised Premises, or any part thereof, shall have been relet by Landlord pursuant to a lease with a tenant that is not; affiliated with, controlled by, or a subsidiary or parent company of Landlord, where the intent of such lease is to enter into a transaction which is not "arms length", for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of Rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

             (B) If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article 30. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the rent reserved in this lease. Solely for the purposes of this Article, the term "Rent" as used in Section 30(A) shall mean the rent in effect immediately prior to the date upon which this lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, plus any additional rent payable pursuant to the provisions of Article 11 for the Escalation Year (as defined in Article 11) immediately preceding such event. Nothing contained in Articles 28 and 29 of this lease shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Section 30(A).

                                SUMS DUE LANDLORD


         31. If Tenant shall default in the performance of any covenants on Tenant's part to be performed under this lease, and such default shall continue beyond applicable notice and grace periods provided in this lease, Landlord may immediately, or at anytime thereafter, without notice, and without thereby waiving such default, perform the same for the account of Tenant and at the reasonable expense of Tenant. If Landlord at any time is compelled to pay or elects to pay any reasonable sum of money, or do any act which will require the payment of any reasonable sum of money by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to or elects to incur any reasonable expense, including reasonable attorneys' fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the reasonable sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord within ten (10) days of notice thereof from Landlord to Tenant, given in accordance with Article 34 of this lease. Upon written request, Landlord shall provide Tenant with an itemized invoice of such amounts. Any sum of money (other than rent) accruing from Tenant to Landlord pursuant to any provisions of this lease, including, but not limited to, the provisions of Schedule C, whether prior to or after the Rent Commencement Date, may, at Landlord's option, be deemed additional rent, and Landlord shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of Rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term. In any case in which the Rent or additional rent is not paid within ten (10) days of the day when same is due, Tenant shall pay a late charge equal to 8-1/2 cents for each dollar so due, and in addition thereto, the sum of $100.00 for the purpose of defraying expenses incident to the handling of such delinquent account. This late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant's failure to pay in a timely manner and has been agreed upon by Landlord and Tenant as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of Tenant's failure as the actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will constitute liquidated damages and will be paid to Landlord together with such unpaid amounts. The payment of this late payment charge will not constitute a waiver by Landlord of any default by Tenant under this lease. This late payment charge shall not apply, however, to the first late payment made by Tenant within any twelve (12) month period.

                                    NO WAIVER


         32. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of the Demised Premises. In the event Tenant shall at any time desire to have Landlord underlet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenants or conditions of this lease, or any of the Rules and Regulations annexed hereto and made a part hereof or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a wavier of such breach. The failure of Landlord to enforce any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount then the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this lease provided.



                             WAIVER OF TRIAL BY JURY


         33. To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any summary proceeding for nonpayment, Tenant agrees not to interpose any counterclaim of whatever nature or description in any such proceeding or to consolidate such proceeding with any other proceeding.

             Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise.


                                     NOTICES


         34. Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications including, without limitation, default notices and notices pursuant to Articles 2, 19, 25, 28, 46, and 47 of this lease (other than bills, statements or notices given in the regular course of business) given or required to be given under this lease shall be effective only if rendered or given in writing, sent by overnight courier, registered or certified mail (return receipt requested), or hand delivery, addressed (A) to Tenant, to the attention of Brian Blechman (i) at Tenant's address set forth in this lease if mailed prior to Tenant's taking possession of the Demised Premises, or (ii) at the Building if mailed subsequent to Tenant's taking possession of the Demised Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises, or (B) to Landlord at Landlord's address set forth in this lease, or (C) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such bills, statements, notices, demands, requests or other communications shall be deemed to have been rendered or given two (2) business days from the date it shall have been mailed or, with respect to overnight courier or hand delivery, upon delivery or when delivery is refused, as provided in this Article.


                              INABILITY TO PERFORM


         35. (A) If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this lease or any collateral instrument or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this lease, or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction (the foregoing shall not be deemed a waiver of either actual or constructive eviction), in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease except for Tenant's right to terminate this lease as specifically provided in Article 2 and Article 24, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                             INTERRUPTION OF SERVICE


             (B) Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations or replacements, which, in the judgment of Landlord are necessary, until such repairs, alterations or replacements shall have been completed. The exercise of such rights by Landlord in a commercially reasonable manner shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise, however, Landlord shall use reasonable efforts to minimize interruption of service.


                       CONDITIONS OF LANDLORD'S LIABILITY


             (C) (i) In addition to the requirements for constructive eviction imposed by law, Tenant shall not be entitled to claim a constructive eviction from the Demised Premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise thereto, and if the complaints be justified, unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of such notice.

                 (ii) If Landlord shall be unable to give possession of the Demised Premises on any date specified for the commencement of the term by reason of the fact that the Premises have not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date, other than Tenant's right to terminate this lease as specifically provided in
Article 2 hereof, nor shall such failure in any way affect the validity of this lease or the obligations of Tenant hereunder,.


                           TENANT'S TAKING POSSESSION


             (D) (i) Tenant, by entering into occupancy of the Premises, shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy has performed all of its obligations hereunder and that the Premises were in satisfactory condition as of the date of such occupancy except for incomplete portions of Landlord's Initial Construction, unless within ten (10) days after such date Tenant shall have given written notice to Landlord specifying the respects in which the same were not in such condition.

                 (ii) If Tenant shall use or occupy all or any part of the Demised Premises for the conduct of business prior to the Rent Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this lease, including the covenant to pay rent for the period from the commencement of said use or occupancy to the Rent Commencement Date.


         36. INTENTIONALLY OMITTED




                                ENTIRE AGREEMENT


         37. This lease (including the Schedules and Exhibits annexed hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's agent or representative has made any representations or statements, or promises, upon which Tenant has relied, regarding any matter or thing relating to the Building, the land allocated to it (including the parking area) or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this lease, including, but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises, or the prospective amount of any item of additional rent. No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agents or any broker, whether contained in an affidavit, information circular, or otherwise, shall be binding upon the Landlord unless expressly set forth in this lease. No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease. This lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.


                                   DEFINITIONS


         38. The words "re-enter", "re-entry", and "re-entered" as used in this lease are not restricted to their technical legal meanings. The term "business days" as used in this lease shall exclude Saturdays (except for any modifications of specific hours for services pursuant to Article 6) Sundays and all days observed by the State or Federal Government as legal holidays. The terms "person" and "persons" as used in this lease shall be deemed to include natural persons, firms, corporations, partnerships, associations and any other private or public entities, whether any of the foregoing are acting on their behalf or in a representative capacity. The various terms which are defined in other Articles of this lease or are defined in Schedules or Exhibits annexed hereto, shall have the meanings specified in such other Articles, Exhibits and Schedules for all purposes of this lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.

                               PARTNERSHIP TENANT



         39. If Tenant is a partnership (or is comprised of two (2)or more persons, individually or as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually or as copartners of a partnership) pursuant to Article 20 (any such partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this lease which may hereafter be made, and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests and other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).


                            SUCCESSORS, ASSIGNS, ETC.


         40. The terms, covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this lease, their respective assigns.

                                     BROKER


         41. Landlord and Tenant represent that this lease was brought about by Cushman & Wakefield of Long Island, Inc. and CB Commercial/Hampshire, LLC. as brokers and all negotiations with respect to this lease were conducted exclusively with said brokers. Landlord and Tenant agree that if any claim is made for commissions by any other broker through or on account of any acts of Landlord or Tenant, Landlord or Tenant will hold the other free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney's fees. Landlord shall pay the above broker fees pursuant to separate Agreements. Tenant shall not be obligated to pay the above brokers a fee in connection with this lease.


                                    CAPTIONS


         42. The captions in this lease are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.


                               NOTICE OF ACCIDENTS


         43. Tenant shall endeavor to give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Premises, (ii) all fires and other casualties within the Premises, (iii) all damages to or defects in the Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Premises or any part thereof. Tenant shall give notice to Landlord, immediately after Tenant learns thereof, of all accidents which result in material personal injury.


                        TENANT'S AUTHORITY TO ENTER LEASE


         44. In the event that the Tenant hereunder is a corporation, Tenant represents that the officer or officers executing this lease have the requisite authority to do so.

                                 RENEWAL OPTION

         45. The Tenant shall have a one time right to be exercised as hereinafter provided, to extend the term of this lease (including any space then being leased by Tenant pursuant to Tenant's right of first offer under Article 47 hereof) for either: (A) one period of one (1) year (the "One Year Renewal Term") or; (B) one period of five (5) years (the "Five Year Renewal Term"), upon the following terms and conditions:

         (i) That at the time of the exercise of such right and at the commencement of the renewal term, Tenant shall not be in monetary or material non-monetary default beyond applicable notice and cure periods provided herein for the cure thereof in the performance of any of the terms, covenants or conditions which Tenant is required to perform under this lease.

         (ii) That Tenant shall notify Landlord in writing that Tenant intends to exercise this option at least twelve (12) months prior to the expiration of the initial term set forth in Article 2 of this lease. Upon Tenant's written request, Landlord shall advise Tenant in writing as to its determination of the fair market annual minimum rent for comparable space in the building.

         (iii) That the renewal term shall be upon the same terms, covenants and conditions as in this lease provided, except that (a) there shall be no further option to extend this lease; (b) the Premises shall be delivered in its then "as is" condition; (c) there shall be no further right of first offer, (d) no concessions shall be applicable to such renewal term and (e) the minimum annual rent to be paid by Tenant during the renewal term elected shall be as follows:

                  (a) The One Year Renewal Term shall be one hundred twenty percent of the rent payable during the first (1st) month of the fifth (5th) year of the Term computed on an annualized basis; or

                  (b) During the first year of the Five Year Renewal Term, the Rent shall be ninety-five (95%) percent of the then fair market annual minimum rent being received by Landlord for comparable space in the Building at the time of commencement of the Five Year Renewal Term, but in no event less than the amount Tenant was paying during the first (1st) month of the fifth (5th) year of the Term computed on an annualized basis. Said sum shall be payable in equal monthly installments.

         During each of the second through fifth years of the Five Year Renewal Term, the rent shall be increased by three and one half (3 1/2%) percent per annum over the rent payable for the prior year. Said sums shall be payable in equal monthly installments.

         "Fair market annual minimum rent" shall mean the fair market rental rate per square foot of rentable areas received by Landlord for comparable space in the Building at the time of the commencement of the Five Year Renewal Term. Fair market annual minimum rent shall not mean "net effective rent to Landlord". In determining fair market annual minimum rent, no adjustment shall be made in consideration of and Tenant shall not be entitled to a credit for Tenant improvements, brokerage commissions, rent concessions and other concessions which Landlord may typically offer to other tenants. In the event Tenant disputes Landlord's determination of fair market annual minimum rent, Tenant, by written demand, may commence arbitration strictly in accordance with the terms and conditions of Article 46 of this lease. The sole issue to be determined by such arbitration shall be the fair market annual minimum rent in accordance with this Subparagraph. Notwithstanding anything to the contrary contained herein, in the event Tenant disputes Landlord's determination of the Fair market annual minimum rent, Tenant shall nevertheless continue to pay rent at the same rate as paid during the first (1st) month of the fifth (5th) year computed on an annualized basis. In the event the rent as determined by arbitration is at variance with the rent being paid by Tenant, Tenant shall either pay the difference in a lump sum or receive a credit as the case may be.

This Renewal Option is personal to Twin Laboratories Inc. and any permitted assignee who acquired its interest in this lease pursuant to subparagraph C of
Article 20 and is otherwise non-transferable by operation of law or otherwise.



                                   ARBITRATION


         46. In any situation which may arise under this lease in which arbitration is explicitly set forth as an available remedy, the party seeking arbitration must make written demand for same. Such written demand shall contain the name and address of the arbitrator appointed by the demandant. Within ten
(10) days after its receipt of the written demand, the other party will give the demandant written notice of the name and address of its arbitrator. Within ten
(10) days after the date of the appointment of the second arbitrator, the two
(2) arbitrators will meet. If the two (2) arbitrators are unable to agree as provided herein within ten (10) days after their first meeting, they will select a third arbitrator within ten (10) days of their first meeting. If within said time period a third arbitrator is not selected, the third arbitrator shall be selected by the American Arbitration Association, in accordance with their rules and procedures, within ten (10) days of the request by either Landlord or Tenant to make such appointment. The third arbitrator will be designated as chairman and will immediately give Landlord and Tenant written notice of its appointment, qualification and fees. The three (3) arbitrators will meet within ten (10) days after the appointment of the third arbitrator. If they are unable to agree within ten (10) days after their first meeting, the third arbitrator will select a time, date and place for a hearing and will give Landlord and Tenant thirty (30) days prior written notice of it. The date for the hearing will not be more than sixty (60) days after the date of appointment of the third arbitrator. The arbitrators must be licensed real estate appraisers (qualified by an "M.A.I." designation) with at least ten (10) years experience in real estate leasing and valuation of commercial properties in the Nassau/Suffolk real estate market and who have been active during the preceding five (5) year period ending on the date Tenant exercised the option giving rise to their designation. The arbitrators hereunder shall disclose to Landlord and Tenant in writing, upon their appointment, any personal or financial interest in the outcome of the arbitration or any past or present relationship with the parties. No arbitrator may be an active real estate broker. The arbitration will be governed by the laws of the State of New York and, when not in conflict with such law, by the general procedures in the commercial arbitration rules of the American Arbitration Association. The arbitrators will not have the power to add to, modify, detract from or alter in any way the provisions of this lease or any amendments or supplements to this lease. The arbitrators will not have any power to decide or consider anything other than the specific issue before them, in accordance with the terms of this lease. The written decision of at least two (2) arbitrators will be conclusive and binding upon Landlord and Tenant and said decision shall be rendered within ten (10) business days following the conclusion of the hearing. No arbitrator is authorized to make an award for damages of any kind including, without limitation, an award for punitive, exemplary, consequential or incidental damages. Landlord and Tenant will each pay for the services of the arbitrator it appointed and its appointees, attorneys and witnesses plus one-half of all other proper costs relating to the arbitration, including the fees payable to the third arbitrator. The decision of the arbitrators will be final and non-appealable and may be enforced according to the laws of the State of New York.


                              RIGHT OF FIRST OFFER


         47. (A) From and after the date hereof, in the event any space located on the second floor of the Building as shown on the Drawing A-2 dated October 16, 1997 initialed by the parties and made a part hereof as Exhibit "4" (the "Offer Premises") becomes available during the first two years of the initial Term hereof, Tenant shall have the right, subject and subordinate to any rights now existing in the Offer Premises, to lease the Offer Premises immediately after any tenant occupying the space as of the date of this lease surrenders possession of the Offer Premises to Landlord and the Offer Space becomes available (except as otherwise provided herein), provided the following terms and conditions are fully and completely satisfied:

                           (i) Provided this Lease shall have commenced with
respect to the premises identified in Exhibit "1" annexed hereto, and no event of monetary or material non-monetary default shall have occurred under the Lease;

                           (ii) Tenant shall give written notice to Landlord of
its intent to exercise its right to lease the Offer Premises hereunder ( "Tenant's Offer Notice") within ten (10) business days after Landlord gives Tenant notice of the availability of the Offer Premises (which notice shall provide information to enable Tenant to reasonably determine the size and location of the Offer Premises and shall also include Landlord's determination of the fair market rental rate); TIME BEING OF THE ESSENCE WITH RESPECT TO ALL OF TENANT'S OBLIGATIONS HEREUNDER. The minimum annual rent (the "Offered Rent") shall equal the then current fair market rental rate for the Offer Premises. In the event Landlord and Tenant have not agreed upon the Offered Rent within fifteen (15) days following the delivery of Tenant's Offer Notice, Tenant shall nevertheless pay rent at Landlord's determination of fair market rental and the Offered Rent shall be determined through arbitration in accordance with Article 46 of this lease. The sole issue to be determined by such arbitration shall be the fair market rental rate in accordance with this Subparagraph. In no event shall the Offered Rent be less than the rent payable for the second (2nd) month of the year of the Term in which the Tenant exercises its rights under this
Article 47, computed on an annualized basis (each calculated on a per rentable square foot basis). In the event that Tenant elects not to lease the Offer Premises, or fails to deliver to Landlord written notice of Tenant's intent to exercise its rights to lease the Offer Premises in strict accordance with the terms hereof, Tenant's option to lease the Offer Premises shall automatically expire and be of no further force or effect.

                  (B) For purposes hereof, the term "Offer Premises Effective Date" shall mean fifteen (15) days from the receipt (or refusal) by Landlord of timely notice by Tenant of its intention to lease the Offer Premises. The Offer Premises Expiration Date shall be the same date as the Expiration Date hereunder, so that both this lease and the lease of the Offer Premises shall run coterminously. Landlord's obligation to obtain a subordination, non-disturbance and attornment agreement under Article 22 of this lease shall also apply to the Offer Premises hereunder.

                  (C) Upon the exercise by Tenant of its option hereunder, and within five (5) days of Landlord's providing Tenant with a lease modification agreement, Landlord and Tenant shall enter into a lease modification agreement, to be effective as of the Offer Premises Effective Date, which shall reflect the lease by Tenant of the entire premises (including the Premises and the Offer Premises), as then constituted, in accordance with all of the terms and conditions of this lease, except that (i) the rental rate for the Offer Premises shall be equal to the Offered Rental, and (ii) Tenant's percent of the rentable area of the Building shall be equal to a fraction, the numerator of which shall be the total number of rentable square feet contained in the Entire Premises, as then constituted, and the denominator of which shall be the total rentable square footage in the Building, which, in the absence of an increase in the size of the Building as of the date hereof, shall be the amount set forth in Article 1 of this lease.

                  (D) In the event Tenant shall exercise its option to lease the Offer Premises in accordance with this Paragraph, Tenant shall take the Offer Premises in its "as is" condition as of the Offer Premises Effective Date and Landlord shall have no obligation to perform any work in, on or to the Offer Premises in order to prepare same for occupancy by Tenant.

                  (E) This option to lease the Offer Premises is personal to Twin Laboratories Inc. and any permitted assignee who acquires its interest pursuant to Article 20(c) hereof, and shall not otherwise be transferrable by operation by law or otherwise.

                  (F) Notwithstanding anything contained in this Article, Tenant shall not have the right to lease Suite 203 hereunder until the date which is one year from the Rent Commencement Date. Within twenty (20) days following the expiration of that one year period, Tenant shall give Landlord written notice of its intention to lease Suite 203, and all applicable provisions of this Article must be fully and completely satisfied.

                  (G) As of the Offer Premises Effective Date, Article 9 shall be modified to provide that Tenant shall have the right to use an additional five (5) parking spaces per 1,000 square feet of the Offer Premises or Suite 203 which Tenant leases pursuant to the terms of this Article, of which one parking space per each 2,500 square feet of Offer Premises or Suite 203 shall be reserved for Tenant.

                  (H) If, with respect to the Offer Premises, or Suite 203, Landlord is unable to deliver possession of said space due to the holdover of another tenant, Landlord agrees that it will diligently prosecute a proceeding to dispossess such tenant through completion.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.




Witness for Landlord:                        RECKSON OPERATING
                                             PARTNERSHIP, L.P.
                                             By: Reckson Associates Realty
                                                 Corp., its General Partner

/s/ ILLEGIBLE
--------------------------                   By:  /S/ ILLEGIBLE
                                                  -------------------------




Witness for Tenant:                          TWIN LABORATORIES INC.



/S/ Philip Kazin
--------------------------                  By:  /S/ Brian Blechman
                                                 --------------------------

                                  SCHEDULE "A"
                         LANDLORD'S INITIAL CONSTRUCTION


1.       Initial Office Finishing Schedule

At the Tenant's option, Landlord will design or follow Tenant's plans in preparing Tenant's office area at Landlord's cost (subject to Article 5 above) to the following specifications:

Erect the necessary dividing walls constructed of metal stud, 5/8" Fire X gypsum board, with batts of 3" fiberglass for sound attenuation in Demising walls. Finish exterior walls with 5/8" sheetrock. Erect per approved plan dry-wall partitioning of 2- 1/2" metal studs with 5/8" gypsum board on each side to underside of hung ceiling.

Spackle and tape walls three coats to a smooth and true finish. Paint walls two coats flat latex and doors and trim coats matching enamel.

Install in executive offices, main conference room and reception area, over padding, executive grade, 30 ounce cut pile carpet. Balance of space carpeted with building standard 24 ounce loop pile carpet (glued down).

Install a 2' x 4' acoustical tile ceiling with a Travertine finish.

Provide interior building standard hollow core doors on Tenant's plan.

2.       Lavatory Area - Public Spaces

a)       Separate male and female toilet facilities.

3.       Landscaping

The building will be extensively landscaped with trees, plantings and other materials. An underground sprinkler system will be provided with a time clock to maintain proper watering.

4.       Electrical Specifications

All electrical work shall be installed in accordance with the National Electrical Code, and the local building code. A "Certificate of Compliance" shall be obtained from the New York Board of Fire Underwriters at the completion of the project.

Lighting throughout the entire finished office area shall be obtained by the use of recessed light 2' by 4' fluorescent fixtures with parabolic lenses, not to exceed one (1) fixture for each eighty (80) square feet of usable space (not less than 60 foot-candles maintained at desk height throughout the Demised Premises). Local wall switches shall be provided for control of lighting. Toilet, corridor, lobby and other similar areas shall be lit to 50 foot candles.

Exit light lighting for all paths of egress shall be provided in accordance with local building department regulations, if required.

All branch circuit wiring shall be above hung ceiling or within dry-wall construction in finished areas and shall be type BX. All exposed conduits in non-finished areas shall be thin-walled "EMT".

Two hundred (200) wall-mounted duplex convenience outlets shall be provided. However, the exact location of each outlet shall be coordinated with the Tenant's furniture layout. All duplex outlets are to be considered as normal convenience outlets and shall be wired up with an average of 5 to 8 outlets on one 20 ampere, 120 volt circuit. Panel capacity shall be adequate to handle all tenant lighting and equipment load, providing such equipment load does not exceed 3 watts per square foot of rentable area.

No credit given for installation less than standard installation.


5.       Heating, Ventilation and Air Conditioning Specifications

General

The intent of this specification is to define a design concept for the subject area.

Design Criteria

Central air conditioning with modular systems with individual zone control shall be capable of the following performance when the criteria noted are not exceeded:

A) Between September 1 and June 1, the "heating system" shall be operative and maintain a minimum of 72 degrees FDB when the outdoor temperature is 0 degrees FDB and the prevailing wind velocity does not exceed 15 mph.

B) Between April 15 and October 14, the "cooling system" shall be operative and maintain a maximum of 78 degrees FDB and 55% relative humidity when the outdoor temperature is 95 degrees FDB and 75 degrees FDB with the prevailing wind velocity not exceeding 13 mph.

C)       During the overlapping seasons (April 15 - June 1 and
September 1 - October 15) both systems shall be operative
(cooling and heating).

D) Zoning temperature and balancing controls shall be operated solely by the Landlord to assure the conditions above.

E) Maintenance of the foregoing temperature conditions is conditioned upon the following criteria, which shall not be exceeded by the Tenant in any room, or area, within the demised premises:

         a)  Population Density ....................        1 person per 150
                                                            square feet

         b)  Lighting and Electrical Load Density...        4 watts per
                                                            square foot

         c)  Exhaust and Ventilation Load...........        5 cfm per person

6.       Ventilation

Bathrooms and similar areas to be ventilated per code using rooftop fans.

7.       System Design

Exterior Perimeter Zones

Heating/cooling of exterior offices and areas provided by variable air volume terminals with integrated thermostats to meet Tenant's requirements for individual control.

Interior Zones

Heating/cooling provided by variable air volume system terminals with integrated thermostats for areas of 2,000 square feet.

                                  SCHEDULE "B"


            LANDLORD'S CLEANING SERVICES AND MAINTENANCE OF PREMISES


(to be performed on all business days except those which are union holidays (as listed in Article 6, and which may be changed by Landlord so long as Landlord provides Tenant with not less than ten (10) days prior written notice) for the employees performing cleaning services and maintenance in the Building and grounds or those days in which the Building is closed)

I.       CLEANING SERVICES - PUBLIC SPACES:

A. Floor of entrance lobby and public corridors will be vacuumed or swept and washed nightly and waxed as necessary.

B. Entranceway glass and metal work will be washed and rubbed down daily.

C. Wall surfaces and elevator cabs will be kept in polished condition.

D.       Lighting fixtures will be cleaned and polished annually.
Bulbs will be replaced as needed.

E. Elevators and restrooms will be washed and disinfected once a day. The floors will be mopped as many times as required. All brightwork and mirrors will be kept in polished condition.
Dispensers will be continuously checked and receptacles continuously emptied.

F. Exterior surfaces and all windows of the building will be cleaned quarterly.

II.      CLEANING SERVICES - TENANT SPACES:

A. Floors will be swept and spot cleaned nightly. Carpets will be swept daily with carpet sweeper and vacuumed weekly.

B. Office equipment, furniture, furnishings, telephones, etc. will be dusted nightly.

C. Normal office waste in receptacles and ashtrays will be emptied nightly.

D. Interior surface of windows and sills will be washed and blinds dusted quarterly.

E. There shall be regularly scheduled visits by a qualified exterminator, as necessary.

F. All lavatories contained within the Demised Premises shall be cleaned and mopped in the same manner as public lavatories contained within the Building.

III.     EXTERIOR SERVICES:

A. Parking fields will be regularly swept, cleared of snow in excess of two inches, and generally maintained so as to be well drained, properly surfaced and striped.

B. All landscaping, gardening, exterior lighting and irrigation systems will have regular care and servicing.

IV.      EQUIPMENT SERVICE:

A. All air-conditioning and heating equipment and elevators will be regularly serviced and maintained.

B. Plumbing and electrical facilities, doors, hinges and locks will be repaired as necessary.

C. All appurtenances, such as rails, stairs, etc. will be maintained in a safe condition.

V.       EXTRA CLEANING SERVICES

Tenant shall pay to Landlord within fifteen (15) days following receipt of a written itemized statement, on demand, Landlord's reasonable charges for (a) cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Premises for preparation, serving or consumption of food or beverages, or other special purposes requiring greater or more difficult cleaning work than office areas; (iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by Tenant or at its request; (v) increases in frequency or scope in any item set forth in Schedule B as shall have been requested by Tenant; and (b) removal from the Premises and Building of
(i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated in the routine of ordinary business office activity and (ii) all of the refuse and rubbish of any eating facility requiring special handling (wet garbage). Notwithstanding anything to the contrary contained herein, the completion of the Premises in accordance with Landlord's Initial Construction shall not give rise to any extra cleaning charges under this paragraph.

                                  SCHEDULE "C"


         1. Landlord shall provide at the rates hereinafter set forth and Tenant shall purchase from Landlord "energy service" for Tenant's requirements. There shall be the following categories of energy service:

         A) NORMAL SERVICE: NORMAL SERVICE is energy consumed during WORKING HOURS as defined in Article 6 whose power demands do not exceed 5 watts per square foot of the Demised Premises per WORKING HOUR ("TENANT'S ALLOWABLE USE"). Of this amount, two watts are allocated to Landlord supplied lighting and three watts are allocated for Tenant's usual office equipment.

         B) EXCESS SERVICE: EXCESS SERVICE is energy demanded, regardless of hours, in excess of TENANT'S ALLOWABLE USE.

         C) OVERTIME SERVICE: OVERTIME SERVICE is energy consumed at all other hours than WORKING HOURS ("OVERTIME HOURS"). For the purpose of OVERTIME SERVICE, the Demised Premises may be separated into zones of use. The minimum practical size of these zones is 2500 square feet. Zones less than 2500 square feet will be billed at the rate applicable to 2500 square feet.

         2. Charges for NORMAL SERVICE: The charge for NORMAL SERVICE is payable at the rate of $2.00 per annum per square foot of the Demised Premises and is subject to escalation as hereinafter provided. The charge for NORMAL SERVICE is included in the monthly rent set forth in Article 3. Any escalation shall be payable as additional rent. The charge to change WORKING HOURS is $25.00 per zone. Tenant shall not incur the $25.00 charge for the use of OVERTIME SERVICE.

         3. Charges for OVERTIME SERVICE: Subject to escalation as hereinafter provided, the Landlord's monthly charge for Tenant's OVERTIME SERVICE, payable in addition to any additional charges for NORMAL SERVICE and EXCESS SERVICE if applicable, shall be derived as follows:

         A) OVERTIME SERVICE: An amount equal to the number of OVERTIME HOURS in the month, multiplied by the square feet of the zones in use, multiplied by $.0024.

         B) OVERTIME charges shall be increased by the same percentage the EXCESS SERVICE (if applicable) exceeds TENANT'S
ALLOWABLE USE for NORMAL SERVICE.

         C) TWENTY-FOUR HOUR SERVICE: Any energy use for office equipment in the Tenant's space such as computerized communication systems, telephone switching systems and CRTs which require 24-hour service, which energy use is outside of NORMAL
SERVICE and OVERTIME SERVICE, shall be charged at an amount equal to $1.155 per year, multiplied by the connected watts (or part thereof, computed and adjusted to the nearest 100th). Low wattage accessory equipment, such as refrigerator, water cooler, answering machine, and electric key telephone system (up to 2 amps or 240 watts) shall be provided with 24 hour energy services, without charge, provided tenant limits his request to three (3) such outlets within the Demised Premises and the information, as to location, is provided prior to construction of the space.

                  These amounts shall be billed at least once every three months and shall be payable within fifteen (15) days of the giving of notice of same (this bill shall be deemed to be in the ordinary course of Landlord's business).

         4. Charges for EXCESS SERVICE: The Landlord's monthly charges for Tenant's EXCESS SERVICE payable in addition to any charges for NORMAL SERVICE, OVERTIME SERVICE, and TWENTY-FOUR HOUR SERVICE, if applicable, shall be an amount derived as follows: The excess above TENANT'S ALLOWABLE USE shall be charged to Tenant at the rate of $.56 per square foot per year, for each excess watt per square foot (or part thereof, computed and adjusted to the nearest 100th).

         5. Escalation of Charges for NORMAL SERVICE, EXCESS SERVICE, OVERTIME SERVICE and TWENTY-FOUR HOUR SERVICE: The rates referred to in this Schedule "C" are based upon current rates promulgated by the utility company during the month prior to the "Rent Commencement Date". All of the rates, fuel and adjustment costs, state and local government taxes, and all other component parts of the utility company charges referred to in this Schedule "C" are subject to increase to reflect changes in rate or classification or other component parts of the bill employed by the utility company providing services to the Building. Tenant agrees to pay such increase in utility company charges. Landlord shall give prompt written notice to Tenant of any such increase or change in charge. Tenant shall not be or become entitled to a reduction in rent, additional rent or to other reimbursement in the event it uses less energy than is contemplated by this Schedule "C".

         6. Landlord's energy management system will be conclusive evidence of the computation of NORMAL SERVICE, EXCESS SERVICE, OVERTIME SERVICE and TWENTY-FOUR HOUR SERVICE. However, Landlord hereby reserves to itself the right, from time to time, to use an independent, reputable electric engineering company, reasonably acceptable to Tenant and licensed to practice electrical engineering in the state of New York(the "Engineer") to make a survey of Tenant's energy usage requirements to determine whether the TENANT'S ALLOWABLE USE limitation has been exceeded and, if so, to what extent. If these surveys indicate at the time that the cost to Landlord by reason thereof, computed on an annual basis at rates which would be charged by a public utility company servicing the Building for such purposes, is in excess of the initial cost similarly computed, then the additional rent provided for in this Schedule shall be increased as provided for herein, commencing with the first day of the month immediately following the computation of such survey and the submission of a copy thereof to Tenant. In the event Tenant disputes the findings of the survey, Tenant may submit such dispute to arbitration by submitting written demand for same to Landlord, within ten (10) business days of Tenant's receiving a copy of the survey. Arbitration under this Paragraph shall be conducted by the American Arbitration Association("AAA") in accordance with the AAA's expedited arbitration procedures. In the event there is an arbitration hereunder, Tenant shall nevertheless pay at the rate provided by the survey. If the amount determined by arbitration is at variance with the survey, Tenant or Landlord, as the case may be, shall promptly pay or refund, as the case may be the difference in a lump sum.

         7. Subject to the provisions of Articles 21 and 35 of this lease and Landlord's obligations contained therein, Landlord shall have full and unrestricted access to all air-conditioning and heating equipment, and to all other utility installations servicing the Building and the Demised Premises. Landlord reserves the right temporarily to interrupt, curtail, stop or suspend air-conditioning and heating service, and all other utilities, or other services, because of Landlord's inability to obtain, or difficulty or delay in obtaining, labor or materials necessary therefor, or in order to comply with governmental restrictions in connection therewith, or for any other cause beyond Landlord's reasonable control. No diminution or abatement of Rent, additional rent, or other compensation shall be granted to Tenant, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of such interruptions, stoppages or curtailments, the causes of which are hereinabove enumerated, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Demised Premises, unless such interruptions, stoppages or curtailments have been due to the arbitrary, willful or negligent act, or failure to act, of Landlord or its agents.

         8. Telephone and service shall be the responsibility of Tenant. Tenant shall make all arrangements for telephone service with the company supplying said service, including the deposit requirement for the furnishing of service. Landlord shall not be responsible for any delays occasioned by failure of the telephone company to furnish service.

         9. At Landlord's option, it shall furnish and install all lighting tubes, bulbs and ballasts used in the Premises and Tenant shall pay Landlord's reasonable charges therefor, within fifteen (15) days of the giving of notice of same (this bill shall be deemed to be in the ordinary course of Landlord's business), as additional rent.

         10. Tenant has been advised that the meters installed to measure Tenant's consumption of electric current as provided herein may curtail or cut off overhead lighting within the Premises after WORKING HOURS subject to restoration at Tenant's election by a means which, among other things, may record such election as conclusive evidence of Tenant's occupancy of the

Premises after WORKING HOURS so as to require Tenant to pay for OVERTIME SERVICE as provided herein.

                                  SCHEDULE "D"

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and the Tenant shall not use, keep or permit to be used or kept any burner, or oven, or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited. Tenant may keep a coffee machine, refrigerator, microwave oven and a vending machine in the Demised Premises.

         4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord.

         5. No sign, advertisement, notice or other lettering and/or window treatment shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Tenant by Landlord at the reasonable expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Demised Premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other water soluble material, the use of cement or other similar adhesive material being expressly prohibited.

         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or in the mechanisms thereof. Each Tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

         8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

         9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Landlord reserves the right to exclude from the building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Sundays and legal holidays, all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requires such a pass and shall be liable to Landlord for all acts of such persons.

         11. Landlord shall have the right to prohibit any advertising by any Tenant that makes reference to Landlord or the building which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible, hazardous or explosive fluid, material, chemical or substance, except as otherwise specifically provided in this lease, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the Premises.


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         13.      Tenant agrees to use the entry doors to its premises
only for ingress and egress purposes and to keep such doors closed at all other times.


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                                    EXHIBIT 1


                                   RENTAL PLAN


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